# FORGIVABLE PROMISSORY NOTE

| | |
|---|---|
| **Fresh Vine Wine, Inc.** | **Amaze Software, Inc.** |
| | **2901 West Coast Hwy., Suite 200** |
| **(hereinafter "Lender")** | **Newport Beach, CA 92663** |
| | **(hereinafter "Borrower")** |

| | |
|---|---|
| **Up to $3,500,000** | **October 28, 2024** |
| **Note Amount** | **Effective Date** |

**FOR VALUE RECEIVED,** Borrower, jointly and severally if more than one, promises to pay to the order of Lender (which term shall include all subsequent holders of this Note) at its offices set forth above or at such other address as Lender may from time to time designate, in lawful money of the United States of America, the maximum principal sum of up to **Three and Half Million Dollars ($3,500,000.00)**, or so much thereof as may be advanced and outstanding from time to time, with interest at the rate provided below on the principal balance from time to time remaining unpaid, in the amounts, at the times and upon the terms provided in this note (the "**Note**").

Borrower and its stockholders have entered into a stock purchase agreement dated August 9, 2024 (the "**Amaze Purchase Agreement**") with Adifex Holdings LLC ("**Adifex**"), pursuant to which stockholders of Borrower will contribute their shares of capital stock in exchange for membership interests in Adifex and, as a result, Borrower will become a wholly owned subsidiary of Adifex. Adifex and Lender are parties to that certain non-binding letter of intent, dated October 14, 2024, which contemplates the execution by the parties of a business combination agreement (the "**Agreement**") pursuant to which Lender will acquire 100% of the issued and outstanding equity interests in Adifex, via a share exchange transaction, merger transaction, or other business combination structure. (the "**Transaction**").

**INTEREST RATE.** From the date hereof until the date of the closing of the Transaction, the Note shall accrue interest at **6.00% per annum.** In the event that the Agreement is not signed and the Transaction does not close, the Note shall accrue interest at **12.00% per annum** from the date that negotiations on the Agreement cease.

**PREPAYMENT.** Borrower may prepay this Note in whole or in part at any time without being required to pay any penalty or premium for such privilege. In the event a prepayment is made, such payment shall be applied first against accrued but unpaid interest, then to the discharge of any expenses for which the holder of this Note may be entitled to receive reimbursement under the terms of this Note or under the terms of any other documents related thereto and lastly against the principal hereof. Any partial prepayment shall not postpone the due date.

**PAYMENT TERMS.** This Note shall be due and payable as follows:

Provided the Note balance has not been otherwise accelerated due to an Event of Default, all remaining unpaid or unforgiven principal and accrued interest shall be due and payable on the date that is nine (9) months after the date on which the Lender or Borrower provides written notice to the other that negotiations on the Agreement have ceased if the Transaction is not closed, interest being calculated on the unpaid principal to the date of each installment paid and the payment made credited first to the discharge of the interest accrued and the balance to the reduction of the principal.

Provided no Event of Default has occurred, the outstanding amount of the Note shall be forgiven on the date of closing of the Transaction.

**SPRINGING LIEN.** Upon satisfaction of all existing secured debts by the Borrower, the Borrower shall, and hereby agrees to, grant Lender a security interest in all assets of its subsidiary, Amaze Holding Company LLC. This security interest will automatically spring into effect without further action required by any party upon the occurrence of the satisfaction of such secured debts. The Borrower agrees to execute any and all documents necessary to perfect such security interest, including, but not limited to, filing UCC-1 financing statements and any amendments thereto. The Borrower shall notify the Lender in writing within 5 business days following the satisfaction of its secured debts. Upon notification, the Borrower shall cooperate fully with the Lender to ensure the prompt and effective perfection of the security interest granted herein.

**RESTRICTION ON ADDITIONAL SECURED DEBT.** Borrower hereby covenants and agrees that, without the prior written consent of Lender, Borrower shall not issue, assume, or incur any additional secured debt or any other obligations that are secured by a lien, charge, or encumbrance on any of Borrower's assets or properties. Any such action taken without the express prior written consent of Lender shall constitute an Event of Default under this Note. Lender's consent to any such additional secured debt may be withheld in its sole discretion.

**WAIVER.** Except as otherwise expressly stated in this Note, Borrower and any and all co-borrowers, endorsers, guarantors, and sureties severally waive notice, notice of intent to accelerate, notice of acceleration, demand, grace, presentment for payment, and protest and agree that this Note and all liens securing its payment may be extended and re-extended and the time for payment extended and re-extended from time to time without notice to them or any of them, and they severally agree that their liability on or with respect to this Note shall not be affected by any release or change in any security at any time existing or by any failure to perfect or maintain perfection of any security interest in such security.

**TIME IS OF THE ESSENCE.** It is agreed that time is of the essence in the performance of this Note.

**EVENTS OF DEFAULT.** Each of the following events shall constitute an "**Event of Default**":

1. Default in the timely payment of any installment of principal and interest or in the performance of any covenant or provision of this Note.

2. Borrower shall: (a) execute an assignment for the benefit of creditors or take any action in furtherance thereof; or (b) admit in writing its inability to pay its debts generally as they become due; or (c) as a debtor, file a petition, case, proceeding, or other action pursuant to, or voluntarily seek the benefit or benefits of any debtor relief law or take any action in furtherance thereof; or (d) seek, acquiesce in, or suffer the appointment of a receiver, trustee, or custodian of Borrower, the property, in whole or in part, or any significant portion of other property belonging to Borrower that affects performance under this Note; or (e) voluntarily become a party to any proceeding seeking to effect a suspension or having the effect of suspending any of the rights of Lender granted or referred to herein or take any action in furtherance thereof.

3. The filing of a petition, case, proceeding, or other action against Borrower as a debtor under any debtor relief law; or seeking appointment of a receiver, trustee, or custodian of Borrower, or of any significant portion of other property belonging to Borrower that affects its ability to perform under this Note, or seeking to effect a suspension or having the effect of suspending any of the rights of Lender granted or referred to in this Note, and: (a) Borrower admits, acquiesces in, or fails to contest the material allegations thereof; or (b) the petition, case, proceeding, or other action results in entry of an order for relief or order granting the relief sought against Borrower; or (c) the petition, case, proceeding, or other action is not permanently dismissed on or before the earlier of trial thereon or sixty (60) days next following the date of its filing.

A default shall not be an Event of Default if the default is cured within thirty (30) days following the delivery of or the mailing of written notice from Lender to Borrower's most current address as reflected in Lender's business records specifying the existence of any such default. If such default is not cured within the thirty (30) day period, the default shall be an Event of Default without need of any further notice or action by Lender.

**ACCELERATION AND WAIVER OF NOTICE.** Upon the occurrence of an Event of Default and the expiration of any cure period contained herein, the entire unpaid principal balance plus all accrued and unpaid interest due and owing on this Note and any and all other indebtedness of Borrower to Lender shall, at the option of Lender, become and be due and payable forthwith without demand, notice of default, notice of intent to accelerate, or the acceleration of the maturity hereof, notice of nonpayment, presentment, protest, or notice of dishonor, all of which are hereby expressly waived to the full extent not prohibited by law by Borrower. Failure to exercise this option upon the occurrence of any such Event of Default shall not constitute a waiver of the right to exercise such option in the event of any subsequent Event of Default.

**CONVERSION UPON DEFAULT**. If while any principal amount or accrued interest under this Note remains outstanding there is an Event of Default, Lender may elect at any time and from time to time by written notice to Borrower that all or any portion of the principal and accrued interest outstanding under this Note be converted into common stock of Debtor. The number of shares of common stock to be issued upon such conversion shall be equal to the quotient obtained by dividing the sum of (i) two times the then outstanding principal balance of this Note being converted and (ii) the unpaid accrued interest on the Note balance being converted by $0.69 per share (as adjusted appropriately for stock splits and reverse splits of the common stock or similar events). As promptly as practicable after the election to convert all or a portion of this Note and

the issuance of the common stock, Borrower (at its expense) will issue and deliver a certificate or certificates evidencing the shares of common stock (if certificated) to Lender, or if the shares of common stock are not certificated, will deliver a true and correct copy of Borrower's share register reflecting the shares of common stock held by Lender. Upon conversion of this Note, Lender shall surrender this Note for cancellation at the principal office of Borrower.

**COLLECTION COSTS AND JOINT AND SEVERAL LIABILITY.** If the unpaid principal balance plus all accrued and unpaid interest due and owing on this Note is not paid at maturity, whether by acceleration or otherwise, and this Note is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement, or other legal proceedings for collection hereof, Borrower agrees to pay Lender its reasonable collection costs, including a reasonable amount for attorneys' fees. Borrower is and shall be directly and primarily liable for the payment of all sums due hereunder, and under any instrument securing the payment hereof, and Borrower hereby expressly waives bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any security, and Borrower hereby consents to and agrees to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or any release or substitution of security hereof in whole or in part, with or without notice, from time to time, before or after maturity.

**REMEDIES OF LENDER.** Lender shall have all rights, remedies, and recourses granted in this Note, and those which are available at law or equity, and same: (a) shall be cumulative and concurrent; (b) may be pursued separately, successively, or concurrently against Borrower or any other liable party or against any one or more of them at the sole discretion of Lender and in such order as Lender, in its sole discretion, shall determine; (c) may be exercised as often as occasion therefore shall arise, it being agreed by Borrower that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; and (d) are intended to be, and shall be, nonexclusive. If any part of this Note cannot be enforced, this fact will not affect the rest of this Note. This Note shall be governed by and construed in accordance with the laws of the State of Delaware and applicable United States federal law.

**NOTICES TO BORROWER AND OTHER PARTIES.** Any notice under this Note shall be in writing and shall be effective when actually delivered or, if mailed, shall be deemed effective when deposited in the United States mail first class, certified mail, postage prepaid, directed to the addresses shown near the beginning of this Note. Any party may change its address for notices under this Note by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address.

**JURY TRIAL WAIVER.** In recognition of the higher costs and delay which may result from a jury trial, the parties waive any right to trial by jury of any claim, demand, action or cause of action (a) arising hereunder, or (b) in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect hereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise; and each party further waives any right to consolidate any such action in which a jury trial has been waived with any other action in

which a jury trial cannot be or has not been waived; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party hereto may file an original counterpart or a copy of this section with any court as written evidence of this consent of the parties hereto to the waiver of their right to trial by jury.

*[Signature Page Follows]*

Executed this 28th day of October, 2024.

LENDER:

Signed by:

By: ______________________

C4F0CCE6900E441...

Name: Michael Pruitt

Title: Chief Executive Officer

BORROWER:

Signed by:

By: Aaron Day

73A2ADEA4F84487...

Name: Aaron Day

Title: Chief Executive Officer